Exhibit 10.19.1
STOCK PLEDGE AGREEMENT
(GLOBAL WATER — PICACHO COVE UTILITIES COMPANY)

DATE:	October 19, 2006

PARTIES:

Pledgor:	Global Water, Inc.
21410 N. 19th Avenue, Suite 201
Phoenix, AZ 85027
Attn: Trevor Hill

Secured Party:	Wells Fargo Bank, National Association
100 W. Washington Street
MAC S4101-251
Phoenix, AZ 85003
Attn: Keri Tignini
RECITALS:
          A. Global Water Resources, LLC, Global Water Management, LLC and Global Water, Inc. (f/k/a Global Water Resources, Inc.) (collectively, “Borrower”) and Secured Party have entered into that certain Amended and Restated Credit Agreement dated December 9, 2005, as modified by that certain First Modification Agreement, dated July 1, 2006 (as modified, the “Credit Agreement”) and further evidenced by that certain $56,000,000.00 Second Amended and Restated Revolving Line of Credit Note dated December 9, 2005 (the “Note”). The Credit Agreement, the Note and all other documents evidencing and or securing the revolving line of credit loan made pursuant to the Credit Agreement (the “Loan”) may be hereinafter referred to as the “Loan Documents.” Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Credit Agreement.
          B. Pursuant to Section 1.3 of the Credit Agreement, at such time as Borrower or any affiliate of Borrower acquires, forms or otherwise comes into ownership of a controlling interest in public utility companies not otherwise referenced in the Credit Agreement (each, a “New Company”), Borrower shall promptly execute such assignment documents (in form substantially similar to those executed in connection with the Credit Agreement) pledging the member interest, shareholder interest or partner interest, as applicable, in such New Company to Secured Party as additional collateral for the Loan and to perform such other and further acts and execute and deliver any and all such other and further instruments as may be required or reasonably requested by Secured Party to establish, maintain and protect the respective rights and remedies of Secured Party with respect to such New Company.
          C. Pledgor owns 1,000 shares (the “Shares”), of the issued and outstanding capital stock of Global Water — Picacho Cove Utilities Company (the “Company”), represented by Certificate No. 1, which represents 100% of the issued and outstanding capital stock of the Company, which by definition is a New Company pursuant to the terms of the Credit Agreement.

          D. In order to induce Secured Party to continue to make the Loan to Borrower and in order to comply with the terms and conditions of the Credit Agreement, as additional security for the Loan, Pledgor desires to grant a security interest in, and, pledge, sign and transfer, all of Pledgor’s right, title and interest in and to the Shares, to Secured Party.
          NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:
          1. Pledge. Pledgor hereby grants to Secured Party a security interest in the Shares together with all rights thereof or arising therefrom, all additions thereto, dividends, options, warrants and payments arising thereunder, all proceeds from the sale or other disposition thereof, and all substitutions therefor (collectively the “Collateral”), as security for all of the Borrower’s obligations to Secured Party under the Note and any and all of the Loan Documents. Upon execution of this Agreement, Pledgor shall deliver to Secured Party stock power(s) and assignment(s) separate from certificate for the certificates representing the Shares endorsed in blank. The books of the issuer of such Shares shall contain a legend to reflect such pledge of the Shares hereunder.
          2. Covenants and Representations. Pledgor agrees to take no action which would adversely affect the value of the Collateral or which would encumber, dilute or cloud Pledgor’s title or interest therein. Pledgor shall not do any of the following without Secured Party’s prior written consent:
          (a) Pledgor is and will continue to be the owner of the Collateral, free of any liens, security interests or assignments other than the security interest created by this Agreement;
          (b) Pledgor shall deliver to Secured Party and Secured Party shall retain physical possession of all stock certificates and other instruments and documents representing or evidencing any of the Collateral, which stock certificates shall be duly endorsed in blank;
          (c) Pledgor will not modify or amend the instruments or documents constituting the Collateral or make any compromise, adjustment, settlement or termination in connection therewith;
          (d) Pledgor will at all times defend the Collateral against any and all claims of any person, adverse to the claims of Secured Party;
          (e) upon the occurrence of an Event of Default Pledgor will accept no payments, distributions or dividends on the Collateral and shall remit to Secured Party any payment or distribution received;
          (f) the execution and delivery of this Agreement, and the performance of its terms, will not result in any violation of or constitute a default under the terms of any Agreement, or other instrument, license, judgment, order, statute, ordinance or other governmental rule or regulation applicable to the Pledgor or the Collateral;
          (g) upon its execution and delivery, this Agreement shall create an enforceable and valid lien in the Collateral;

          (h) Pledgor has the full power and authority to enter into this Agreement, and the persons executing this Agreement on behalf of Pledgor have been duly authorized to act on behalf of Pledgor in the execution hereof;
          (i) other than Pledgor, there are no parties who assert any type of ownership interest whatsoever in the Shares;
          (j) other than this Agreement, there are no agreements which impose any conditions or restrictions on the Shares;
          (k) all of the Shares have been duly authorized, validly issued and are fully paid and non-assessable;
          (I) the granting by Pledgor to Secured Party of the security interest in the Collateral as evidenced by this Agreement complies with all applicable federal and state securities laws or qualifies for an exemption from such registration; and
          (m) Pledgor, as stockholder, owner, part owner, director, corporate officer, or in any other capacity, shall not vote for, ratify, accept, accede to, or approve any proposed transaction concerning the Collateral which would have an adverse effect on the rights of Secured Party hereunder.
          3. Delivery of Instruments; Adjustments. Pledgor has delivered to Secured Party, all stock certificates and all documents evidencing any ownership of the Collateral or which are necessary or convenient for Secured Party to exercise any of Secured Party’s rights hereunder. If, during the term of this Agreement, any stock dividends, reclassification, readjustments or other changes are declared or made in the capital structure of any corporation represented by the Collateral, or if any subscription or other options are exercisable with respect to the Collateral, all such new, substitute or additional shares or other securities, rights or interests issued shall be delivered to and held by Secured Party subject to this Agreement in the same manner as the Collateral.
          4. Voting. So long as Pledgor is not in default hereunder, any Collateral may be voted by the Pledgor at all meetings of stockholders, subject to the restrictions of Paragraph 2(m).
          5. Events of Default. An “Event of Default” as defined in the Credit Agreement shall be an Event of Default hereunder.
          6. Remedies on Default. Upon the occurrence and during the continuance of an Event of Default, Secured Party may exercise any or all of the rights and remedies provided (a) by this Agreement, and/or (b) by any other applicable law. Without limiting the generality of the foregoing, upon the occurrence and continuance of an Event of Default, Secured Party may (i) instruct the secretary of the Company to pay all dividends to Secured Party, and (ii) sell the Collateral or any part thereof, without recourse to judicial proceedings, with the right to bid for and buy, free from any right of redemption, upon ten (10) days’ notice (which notice is agreed to be reasonable notice for the purposes hereof) to the Pledgor, of the time and place of sale, for cash, upon credit or for future delivery, at Secured Party’s option and in Secured Party’s complete discretion:
          (a) at a public sale, including a sale at any broker’s board or exchange;

          (b) at private sale in any commercially reasonable manner which will not require the Collateral, or any part thereof, to be registered in accordance with the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder, or any other law or regulation. Secured Party is also hereby authorized, but not obligated, to take such actions, give such notices, obtain such consents, and do such other things as it may deem required or appropriate in the event of sale or disposition of any of the Collateral.
          In connection with the sale of any of the Collateral, Secured Party is authorized, but not obligated, to limit prospective purchasers to the extent deemed necessary or desirable by Secured Party to render such sale exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws, and any sale of the Collateral so made in good faith by Secured Party shall be deemed to be commercially reasonable. In connection with any such sale or other disposition in accordance with the provision hereof, Secured Party shall be authorized to deliver the Stock to or upon the order of Secured Party.
          7. Taxes. Pledgor shall pay promptly, when due, any and all property taxes, excise taxes (however called) and other taxes, assessments, duties and other charges, which, if unpaid, might by law or otherwise become a lien or charge upon the Collateral (including any and all interest, penalties and related provisional fees) imposed, levied or assessed against the Collateral, or upon or measured by the use, ownership, possession or operation thereof, or in respect to this Agreement or the security interest in the Collateral granted and conveyed herein.
          8. Pledgor’s Failure to Pay Taxes and Other Items. If Pledgor fails to make any payment or do any act required of it under this Agreement then Secured Party shall have the right, but not the obligation, upon three (3) days notice to Pledgor, and without releasing Pledgor from any obligation under this Agreement, to make or do the same, and to pay, purchase, contest or compromise any lien which in Secured Party’s judgment places its security interest in the Collateral or Pledgor’s title to the Collateral in jeopardy, and in exercising any such rights, to expend whatever reasonable amounts of Secured Party in its sole discretion may deem necessary therefor. Any amounts expended by Secured Party pursuant to this Section 8 shall be a demand obligation owing by Pledgor, which shall bear interest at the default rate (as defined in the Loan Documents) from the date Secured Party expends such amount until repaid.
          9. Indemnification. Pledgor agrees to indemnify Secured Party for from and against all losses, claims, demands and liabilities of every kind and nature arising by reason of the assignment and security interest granted and the Collateral, excluding any of the same arising from the negligence or willful misconduct of the Secured Party, and agrees to pay all expenses, including, without limitation, expert witness fees and attorneys fees, incurred by Secured Party in the preservation, realization, enforcement or exercise of any of its rights, powers or remedies hereunder.
          10. Unregistered Securities. Pledgor acknowledges that the Shares constitute unregistered securities subject to legal restrictions upon the transfer thereof which will render a public sale of the Shares unavailable. If, upon an Event of Default, Secured Party exercises its right to sell the shares, Pledgor waives all rights to public sale and agrees to the private placement of the Shares to any qualified third-party buyer at a commercially reasonable price therefor. Pledgor further acknowledges that the legal restrictions upon transfer of the Shares adversely affect the marketability of the Shares and any commercially reasonable price for the shares will include a discount from the proportionate part of the net asset value of the issuer represented by the Shares to reflect those restrictions upon marketability.

          11. Irrevocable Proxy. Pledgor does hereby irrevocably constitute and appoint Secured Party and Secured Party’s successors and assigns as its proxy, with full power, in the same manner, to the same extent, and with the same effect as if they were to do the same:
          (a) to attend any and all meetings of the shareholders of the Company held from the date hereof, and to vote the Collateral at any such meeting in such manner as Secured Party shall, in its sole discretion, deem appropriate;
          (b) to consent, in the sole discretion of Secured Party, to any and all actions by or with respect to Pledgor for which the consent of the Pledgor is or may be necessary or appropriate;
          (c) without limitation, to do all things which Pledgor can or could do as a shareholder of the Company, giving to Secured Party full power and substitution and revocation; provided, however, that this proxy shall not be exercisable by Secured Party, and Pledgor alone shall have the foregoing powers, so long as there is no Event of Default hereunder pursuant to which Secured Party has notified Pledgor that Secured Party is exercising its rights under this section, and provided further that this proxy shall terminate at such time as this Agreement is terminated. Pledgor hereby revokes any proxy or proxies heretofore given to any person or persons and agrees not to give any other proxy in derogation hereof until such time as this Agreement is terminated. Pledgor and Secured Party hereby specifically agree that the proxy granted hereunder shall be deemed to be valid and irrevocable until this Agreement shall be terminated.
          12. Attorney-in-Fact. Pledgor hereby appoints Secured Party as Pledgor’s Attorney-in-Fact (without imposing any obligations on Secured Party), to perform all acts which Secured Party deems appropriate to perfect and continue the security interest granted hereunder. The Power of Attorney granted herein is coupled with an interest and is irrevocable until this Agreement is terminated.
          13. Miscellaneous. This Agreement and all other Loan Documents constitute the entire agreement among the parties hereto with respect to the subject matter hereof and shall supersede all other prior agreements, written or oral, with respect thereto.
          (a) This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that Pledgor shall not have the right to assign or transfer respective rights or obligations under this Agreement except with the prior written consent of Secured Party. Secured Party, at any time, may sell, assign, grant or otherwise transfer, in whole or in part, the indebtedness secured hereby and Secured Party’s rights, interest and obligations under this Agreement or the Collateral and in such event, the transferee shall have the same rights, powers and authority with respect to this Agreement and the Collateral so transferred as are hereby given to Secured Party.
          (b) This Agreement may be amended modified, renewed or extended but only by a written instrument, executed by all of the parties hereto in the manner of the execution of this Agreement.
          (c) THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ARIZONA, AND, TO THE EXTENT THEY PREEMPT SUCH LAWS, THE LAWS OF THE UNITED STATES.

          (d) All parties hereto shall, from time to time, do and perform such other and further acts and execute and deliver any and all such other and further instruments as may be required or reasonably requested by any other party to establish, maintain and protect the respective rights and remedies of such other party and to carry out and effect the intents and purposes of this Agreement including, but not limited to, any further acts required by Arizona Administrative Code R14-2-803 and other similar laws, rules, statutes and codes related to Secured Party’s exercise of its remedies.
          (e) All documents, Agreements, certificates and instruments herein required shall be in form and substance satisfactory in all respects to Secured Party in its sole discretion and shall be provided at the sole cost and expense of Pledgor.
          (f) The representations and warranties hereunder shall survive the execution hereof and Secured Party may enforce such representations and warranties at any time. Pledgor’s covenants shall survive the execution hereof and shall be performed fully and faithfully by Pledgor at all times. The indemnities of Pledgor shall survive repayment of the indebtedness secured hereby.
          (g) If any term or provision of this Agreement, or the application thereof to any circumstance, shall be invalid, illegal or unenforceable to any extent, such term or provision shall not invalidate or render unenforceable any other term or provision of this Agreement, or the application of such term or provision to any other circumstance. To the extent permitted by law, the parties hereto hereby waive any provision of law that renders any term or provision hereof invalid or unenforceable in any respect.
          (h) Time is of the essence of this Agreement.
          (i) Any notice, demand or any other instruments authorized by this Agreement to be served on or given shall be sufficiently served or given for all purposes on the earlier of: (a) when personally delivered to any officer of the party to whom it is addressed; (b) when sent by certified, registered or first class mail, postage prepaid, addressed to each party at its address set forth above or at such other address as has been furnished in writing by a party to the other in the manner provided in this Section; or (c) by overnight courier.
          14. Counterparts. This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
          15. Headings. The headings of the sections and paragraphs of this Agreement have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions hereof.
          16. Construction. All references to the singular shall include the plural and vice versa and all references to the masculine shall include the neuter or feminine and vice versa. This Agreement has been reviewed and negotiated by counsel for each party and no ambiguity in this Agreement shall be construed against any party based upon its having prepared the same.
          17. Termination. This Agreement shall terminate upon full satisfaction of the indebtedness hereby secured, and, upon such termination, Secured Party shall return to Pledgor any of the Collateral held by Secured Party pursuant to this Agreement, and the original executed copy of this Agreement which contains an irrevocable proxy.
          18. Acknowledgment. Pledgor acknowledges that Secured Party would not agree to make the Loan to Pledgor without the execution, delivery and performance of this Agreement by Pledgor. Pledgor further acknowledges that it has received good and sufficient consideration for the execution, delivery and performance of this Agreement.
          19. No Duty to Protect. This is a pledge and assignment of Pledgor’s rights and benefits in the Collateral without an assumption by Secured Party of any of Pledgor’s duties or obligations attendant thereto. Except for physical safeguarding of the stock certificate(s) included in the Collateral delivered to Secured Party, Secured Party shall have no duty to protect, insure, collect or realize upon the Collateral or any proceeds therefrom nor shall Secured Party have any obligations to any third party by virtue of Secured Party’s possession of the Collateral.
          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

PLEDGOR:	GLOBAL WATER, INC.
	By:	/s/ William S. Levine
William S. Levine, President

SECURED PARTY:	WELLS FARGO BANK, NATIONAL ASSOCIATION
	By:	/s/ Keri M. Tignini
		Name:	Keri M. Tignini
		Title:	Vice President

IRREVOCABLE STOCK POWER
Certificate No. 1
FOR VALUE RECEIVED, GLOBAL WATER, INC. (“Pledgor”) hereby assigns and transfers to WELLS FARGO BANK, NATIONAL ASSOCIATION (“Secured Party”), pursuant to the Stock Pledge Agreement, dated as of October 19, 2006 (the “Stock Pledge Agreement”), between the Pledgor and Secured Party, 1,000 shares of common stock of GLOBAL WATER — PICACHO COVE UTILITIES COMPANY (the “Common Shares”), as security for the Loan (as defined in the Pledge Agreement).
          The undersigned do hereby irrevocably constitute and appoint WELLS FARGO BANK, NATIONAL ASSOCIATION as their attorney-in-fact to transfer the said stock or bond(s), as the case may be, on the books of GLOBAL WATER — PICACHO COVE UTILITIES COMPANY, with full power of substitution in the premises.
Dated: October 19, 2006

GLOBAL WATER, INC.
By:	/s/ William S. Levine
William S. Levine, President

SIGNATURES GUARANTEED:
/s/ Illegible

ACKNOWLEDGMENT, ACCEPTANCE AND APPROVAL
          GLOBAL WATER — PICACHO COVE UTILITIES COMPANY (the “Company”), hereby acknowledges, accepts and approves the foregoing Stock Pledge Agreement, Pledgor’s pledge of the Shares and of all rights to receive distributions of cash payable by the Company to the shareholders, and hereby agrees that, upon and following notice from Secured Party that an Event of Default has occurred, it shall comply with the provisions of the Stock Pledge Agreement and shall pay directly to WELLS FARGO BANK, NATIONAL ASSOCIATION, as Secured Party in the above and foregoing Stock Pledge Agreement, any and all sums due or payable to the shareholders or any of them until it shall receive notice from Bank either (i) to discontinue direct payments, or (ii) that all sums under the Note and the Loan Documents shall be fully paid. Pursuant to Section 1 of the Stock Pledge Agreement, the Company agrees to enter a legend in the books of the Company reflecting the pledge of the Shares to Secured Party.
          IN WITNESS WHEREOF, the undersigned have executed this instrument as of the 19th day of October, 2006.

GLOBAL WATER — PICACHO COVE UTILITIES COMPANY
By:	/s/ Trevor Hill
Trevor Hill, President